UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2014

CareTrust REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27101 Puerta Real, Suite 400 Mission Viejo, CA	92691
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 540-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 17, 2014, CareTrust REIT, Inc., a Maryland corporation (the “Company”), announced that its Board of Directors has declared a special dividend of $132.0 million (the “Special Dividend”) on its shares of common stock. The Company expects that the Special Dividend will be paid on December 10, 2014 to stockholders of record as of the close of business on October 31, 2014 (the “Record Date”). The Special Dividend is being made in connection with the Company’s previously announced plan to qualify as a real estate investment trust (“REIT”) for federal income tax purposes commencing with its taxable year ending on December 31, 2014. The Special Dividend will be paid in satisfaction of requirements that the Company distribute its previously undistributed accumulated earnings and profits attributable to tax periods ending prior to June 1, 2014.

The amount of cash to be distributed will be $33.0 million (the “Cash Requirement”), with the remainder to be paid in shares of the Company’s common stock. Subject to meeting the Cash Requirement, stockholders will have the right to elect, on or prior to December 1, 2014 (the “Election Deadline”), to be paid their pro rata portion of the Special Dividend all in Common Stock (a “Share Election”) or all in cash (a “Cash Election”). Election forms will be mailed to all stockholders promptly after the Record Date and must be returned on or before the Election Deadline to be effective.

The actual amount of cash that will be paid to stockholders who make the Cash Election will depend on whether the aggregate amount of all Cash Elections exceeds the Cash Requirement. If the aggregate amount of Cash Elections exceeds the Cash Requirement, then the payment of cash will be made on a pro rata basis to stockholders making the Cash Election in an aggregate amount equal to the Cash Requirement, with the balance paid in shares. Stockholders who make a Share Election, or fail to timely return a properly completed election form before the Election Deadline, will receive all shares unless the Cash Requirement has not been met, in which case cash will be allocated on a pro rata basis to those stockholders until the Cash Requirement has been met. The amount of common stock to be distributed will be determined based on the trading price of the common stock during the two trading days immediately following the Election Deadline.

Promptly after the Record Date, the Company’s election and disbursing agent, Broadridge Corporate Issuer Solutions, Inc., will distribute election materials to stockholders of record as of the Record Date, including an election form and information regarding the Special Dividend.

A copy of the Company’s press release announcing the Special Dividend is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated October 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2014	CARETRUST REIT, INC.

	By:	/s/ Gregory K. Stapley
Gregory K. Stapley
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated October 17, 2014